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EXHIBIT 10.11

CROCS, INC.

Board of Directors Compensation Plan

        On June 29, 2010, the Board of Directors of Crocs, Inc. (the "Company") approved a new compensation arrangement for non-employee directors effective as of June 29, 2010. The new compensation arrangement provides the following for non-employee directors:

        (a)   Annual compensation for each non-employee director of, at the election of such non-employee director, (i) $100,000 in cash payable in four successive quarterly payments, (ii) $100,000 of restricted stock of the Company based on the fair market value of the Company's common stock on the date of grant, which restricted stock will vest in four successive quarterly installments from the date of grant, or (iii) a combination thereof;

        (b)   Additional annual compensation for the chairperson of the Audit Committee of, at such chairperson's election, (i) $50,000 in cash, (ii) $50,000 of restricted stock of the Company based on the fair market value of the common stock on the date of grant, which restricted stock will vest in four successive quarterly installments from the date of grant, or (iii) a combination thereof;

        (c)   Additional annual compensation for the chairpersons of each of the Governance and Nominating Committee and the Compensation Committee of, at such chairperson's election, (i) $5,000 in cash, (ii) $5,000 of restricted stock of the Company based on the fair market value of the common stock on the date of grant, which restricted stock will vest in four equal quarterly installments from the date of grant, or (iii) a combination thereof;

        (d)   Annual grant to each non-employee director of $100,000 of common stock of the Company based on the fair market value of the common stock on the date of grant;

        (e)   Annual grant to the Chairman of the Board of options to purchase 10,000 shares of common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant, which options will vest in four equal annual installments on the date of the annual meeting of stockholders each year; and

        (f)    Any additional cash compensation payable to any of the non-employee directors, at the discretion of the Board of Directors.

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  EXHIBIT 10.11